SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina                                                28277
Address of Principal Executive Offices                         Zip Code

Registrant's telephone number, including area code: (704) 869-4600
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

      Curtiss-Wright Corporation will deliver an investor and securities analyst presentation on Thursday, October 6, 2016 beginning at 8:30 am EDT in conjunction with its 2016 Investor Day event in Cheswick, PA to provide a strategic update and an overview of its commercial nuclear power business.   A copy of this press release and slide presentation are attached hereto as Exhibits 99.1 and 99.2.  Access to the webcast, the press release, and the presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. A webcast replay will be available on the Company's website beginning three hours after the end of the conference.

     This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The furnishing of these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

99.1   Press Release dated October 6, 2016

99.2   Presentation shown during investor and securities analyst webcast on October 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date:  October 6, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 6, 2016
99.2	Presentation shown during investor and securities analyst webcast on October 6, 2016

4